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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)       March 17, 2000
                                                 -------------------------------

                                  RMI.NET, Inc.
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               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

      001-12063                                          84-1322326
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(Commission File Number)                      (IRS Employee Identification No.)

   999 Eighteenth Street, Suite 2201, Denver, Colorado               80202
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        (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code        (303) 672-0700
                                                    ---------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On March 17, 2000, RMI.NET, Inc. executed a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which RMI.NET will acquire Internet Communications Corporation ("INCC") in exchange for RMI.NET common stock, as well as warrants to purchase shares of RMI.NET common stock. RMI.NET had previously entered into an agreement to acquire INCC in 1998, but the agreement was terminated. The consideration that RMI.NET agreed to pay was determined through arm's length negotiation. Other than the unsuccessful merger attempt in 1998, there was no material relationship between RMI.NET and INCC or its affiliates prior to the transaction.

     INCC is a Colorado corporation headquartered near Denver in Greenwood Village, Colorado. INCC's common stock trades on the Nasdaq National Market under the symbol "INCC." INCC is a telecommunications integration and network services company that specializes in the design, implementation, maintenance, and monitoring of premise and network-based communications for wide-area networks. INCC markets its products and services to Colorado based businesses. RMI.NET intends to utilize the assets acquired in the same manner that INCC utilized the assets prior to their acquisition. Copies of RMI.NET's and INCC's press releases have been included in this Current Report on Form 8-K as Exhibits
20.1 and 20.2.

     The acquisition will be effected through a merger of a wholly owned subsidiary of RMI.NET with and into INCC, with INCC as the surviving corporation. Upon consummation of the merger, INCC shareholders will be entitled to receive a number of shares of RMI.NET common stock equal to $2.50 divided by the average of the closing sale prices of RMI.NET common stock for the fifteen consecutive trading days ending on the date immediately prior to the closing of the merger. The value attributed to the RMI.NET common stock will neither exceed 125% of the closing sale price of RMI.NET common stock on the date the Merger Agreement was entered into nor be less than 60% of the closing sale price of RMI.NET common stock on the date the parties entered into the Merger Agreement. For example, if the fifteen-day average closing sales price of RMI.NET were $10.00, each holder of INCC common stock would receive 0.25 shares of RMI.NET common stock for each share of INCC common stock owned by such holders. It is currently anticipated that approximately 9.8 million shares of INCC common stock will be outstanding on the closing date of the merger, including shares of INCC common stock to be issued upon (1) payment of dividends on INCC preferred stock,
(2) conversion of INCC preferred stock to INCC common stock, (3) repayment of a loan by Interwest Group, Inc. (as described below), and (4) the exercise of outstanding warrants. In addition to the shares of RMI.NET common stock, the shareholders of INCC (excluding Interwest Group, Inc., INCC's largest shareholder, and the directors of INCC), will be entitled to receive in exchange for each share of INCC common stock, a warrant exercisable for one share of RMI.NET common stock at $11.50. The warrants are callable by RMI.NET if the share price of RMI.NET common stock exceeds $13.00 for five consecutive trading days and cancellable on 30-days' notice by RMI.NET if the share price of RMI.NET common stock exceeds $13.00 for five consecutive trading days.

     Subject to certain conditions, and based on a market value of $10.00 per share of RMI.NET's common stock, RMI.NET will issue approximately 2.8 million shares of common stock to INCC's shareholders, valued at approximately $28 million as of March 17, 2000, and warrants to purchase approximately 3.1 million shares of common stock at $11.50 per share, in exchange for all of the common stock of INCC.

     Consummation of the merger is subject to approval by the shareholders of INCC and other customary conditions. INCC's board of directors has approved the merger and has recommended that the shareholders approve the merger.

     In connection with the execution of the Merger Agreement, INCC's largest shareholder, Interwest Group, Inc., loaned $3 million to INCC. The loan was used in part to repay INCC's outstanding line of credit, which matured on March 1, 2000. The Merger Agreement requires that, under certain circumstances, Interwest Group, Inc. will be required to lend up to an additional $600,000 to INCC prior to the closing of the merger. Under the terms of the Merger Agreement, the amounts loaned by Interwest Group, Inc. to INCC will be converted into common stock of INCC immediately prior to consummation of the merger at a price of $2.50 per share and thereafter be exchanged for RMI.NET common stock on the same basis as the other shares of INCC common stock, except that Interwest Group, Inc. will not receive any warrants.

     In connection with the execution of the Merger Agreement, RMI.NET and INCC entered into an exchange agreement, pursuant to which RMI.NET deposited in escrow an amount of its common stock equal in dollar value to


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19.9% of the outstanding shares of INCC common stock (as of the execution date of the exchange agreement), based on a price of $3.25 per share of INCC common stock. If the merger is not consummated for certain reasons, INCC will exchange 19.9% of its common stock (based on the number of shares outstanding as of the execution date of the exchange agreement) for the shares deposited by in escrow by RMI.NET.

     RMI.NET and INCC are subject to certain voting and resale restrictions with respect to the shares received in the share exchange. Each party has granted a proxy in favor of the board of directors of the other party to vote such shares until transferred to a third party, other than an affiliate. In addition, during the first year following the share exchange and provided that certain market and sales price conditions are satisfied, INCC may sell up to a maximum of 300,000 shares of RMI.NET common stock and RMI.NET may sell an identical percentage of the shares of INCC that it holds. For example, if in the exchange INCC were to receive 400,000 shares of RMI.NET common stock and RMI.NET were to receive 1,000,000 shares of INCC common stock, RMI.NET would be permitted to sell up to a maximum of 750,000 INCC shares, subject to certain market and sale price conditions. RMI.NET and INCC have agreed to grant registration rights for the resale by the other party of shares received in the share exchange.

     The share exchange will not take place, however, if: (1) the merger is consummated, (2) both RMI.NET and INCC mutually agree not to proceed with the exchange, (3) INCC, in its sole discretion, independently elects not to proceed with the exchange, (4) INCC terminates the Merger Agreement under certain circumstances, or (5) RMI.NET terminates the Merger Agreement under certain circumstances.

     RMI.NET, INCC, and Interwest Group, Inc. entered into a shareholders agreement pursuant to which, among other things, Interwest Group, Inc. agreed to vote its shares of INCC common stock in favor of the merger and to refrain from voting such shares in favor of actions that could reasonably be expected to materially and adversely affect the merger.

     The shareholders agreement also imposes restrictions on Interwest Group, Inc.'s ability to sell RMI.NET common stock in the first year following consummation of the merger. During such period, Interwest Group, Inc. may sell up to a maximum of 300,000 shares of RMI.NET common stock, subject to certain market and sale price conditions. However, Interwest Group, Inc. will be entitled to sell an additional number of shares if, prior to consummation of the merger, it loans to INCC an aggregate amount in excess of an additional $600,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  INCC Financial Statements:

               Incorporated by reference to INCC's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 30, 2000.

     (b)  Pro Forma Financial Information:

               To be filed by amendment to this Current Report on Form 8-K or to be included in future filings by RMI.NET and INCC under the Securities Act of 1933 and the Securities Exchange Act of 1934.



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

     (c)  Exhibits:

                     Exhibit Number                                       Description
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
                            2.1             Agreement and Plan of Merger, dated March 17, 2000, by and among
                                            RMI.NET, Inc., Internet Acquisition Corporation and Internet
                                            Communications Corporation *

                            4.1             Form of Warrant Agreement *

                            4.2             Form of Warrant *

                           10.1             Exchange Agreement, dated March 17, 2000, by and between RMI.NET, Inc.
                                            and Internet Communications Corporation *

                           10.2             Shareholders Agreement, dated March 17, 2000, by and among RMI.NET,
                                            Inc., Internet Communications Corporation and Interwest Group, Inc. *

                           20.1             RMI.NET News Release dated March 20, 2000 **

                           20.2             INCC News Release dated March 21, 2000 *

                  ----------------------

                  * Incorporated by reference to INCC's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 31, 2000.

                  **   Filed herewith.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        RMI.NET, Inc.
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                                                        (Registrant)

    Date: March 31, 2000                    By: /s/ CHRISTOPHER J. MELCHER
                                                --------------------------------
                                                Christopher J. Melcher
                                                Vice President, General Counsel,
                                                and Corporate Secretary